BioSolar Begins Sales of Commercial Grade BioBacksheet

A Higher Performance, More Durable and Less Expensive Bio-based Backsheet for Solar Panels

Press Release Source: BioSolar, Inc. On Monday May 17, 2010, 4:05 pm EDT

SANTA CLARITA, Calif.—(BUSINESS WIRE)—BioSolar, Inc. (OTCBB: BSRC - News), developer of a breakthrough technology to produce bio-based materials from renewable plant sources that reduce the cost of photovoltaic solar modules, announced the official commencement of high volume commercial production and sales of its unique bio-based backsheet for solar panels. The BioBacksheetTM is a protective backing for photovoltaic (PV) solar modules that replaces current expensive and environmentally hazardous petroleum-based backsheets.

Dr. David Lee, CEO of BioSolar, commented, “This day has been four years in the making. We have finally completed the development of the world’s first commercial grade green backsheet and are ramping up production and are able to accept and fulfill orders. Over the past month, we have been demonstrating the BioBacksheetTM to major solar panel manufacturers. They are all excited about the BioBacksheetTM due to its high durability and improved performance over other backsheets on the market, and have requested large quantities for full scale integration trials into their solar panel production lines.”

The primary material for the commercial grade BioBacksheet™ is a durable polyamide resin made from castor beans, which is then compounded with a secondary non-petroleum material during the extrusion process to form a unique and highly durable PV backsheet film which, in addition to being “green,” has several additional advantages over other commercial backsheet films.

“BioBacksheet’s monolithic (single layer) construction does not exhibit inter-layer de-lamination, a common problem in conventional laminated backsheets. Therefore, it is more reliable than backsheets on the market today and we have received raving reviews from PV manufacturers about this feature. In addition to the use of renewable bio-based materials, BioBacksheet’s durability characteristics are equal to or better than those of multi-layer conventional petroleum based backsheets,” said Dr. Stanley B. Levy, Chief Technology Officer of BioSolar. “Most importantly, it is more cost effective when compared with similar grades of conventional petroleum-based backsheets.”

“A backsheet that is made from green sources and costs less is good for business, and good for the solar industry. This a very important inflection point in BioSolar’s growth and we are extremely proud and excited about our accomplishments. We look forward to being a significant player in the solar industry,” added Lee.

About BioSolar, Inc.

BioSolar, Inc. has developed a breakthrough technology to produce bio-based materials from renewable plant sources that will reduce the cost per watt of solar cells. Most of the solar industry is focused on photovoltaic efficiency to reduce cost. BioSolar is the first company to introduce a new dimension of cost reduction by replacing petroleum-based plastic solar cell components with durable bio-based materials. To learn more about BioSolar, please visit our website at http://www.biosolar.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

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Eric Fischgrund
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